Exhibit 5.2

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

May 7, 2026

Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

To the addressee set forth above:

We have acted as local Nevada counsel to Fidelity National Financial Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (including the Prospectus (as defined below) contained therein, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and sale from time to time by the Company, pursuant to the base prospectus included therein (the “Prospectus”), of an indeterminate amount of senior or subordinated debt securities (“Debt Securities”) to be issued pursuant to and in accordance with either (i) that certain Indenture, dated as of December 8, 2005 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as amended and supplemented by that certain First Supplemental Indenture, dated as of January 6, 2006 (the “First Supplemental Indenture”), that certain Second Supplemental Indenture, dated as of May 5, 2010 (the “Second Supplemental Indenture”), and that certain Ninth Supplemental Indenture, dated as of June 4, 2025 (the “Ninth Supplemental Indenture”; the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Ninth Supplemental Indenture, the “Senior Indenture”) or (ii) that certain form of Subordinated Indenture, by and between the Company and the Trustee (the “Subordinated Indenture”; the Senior Indenture and the Subordinated Indenture, each as amended or supplemented through and including the date of each issuance of Debt Securities, an “Indenture”), each of which is filed as an exhibit to the Registration Statement. This opinion letter is being delivered at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Debt Securities as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies, of (i) the Registration Statement, including the Prospectus, (ii) the Company’s articles of incorporation and bylaws (collectively, the “Governing Documents”), and (iii) such other agreements, instruments, corporate records (including, without limitation, resolutions adopted by the board of directors and any committee thereof and by the stockholders of the Company) and documents, or forms thereof, as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

Fidelity National Financial, Inc.

May 7, 2026

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) (a) any and all agreements, instruments and other documents relating to the offering, issuance, registration or sale of any Debt Securities, including, without limitation, the Indentures, including any officer’s certificate(s) or supplemental indenture(s) relating thereto (collectively, the “Securities Documents”), have been or will be duly authorized, executed and delivered by the Company and the other parties thereto; (b) the Company has taken or will take all corporate action required under applicable law to authorize and approve the specific terms (including, without limitation, the title and aggregate principal amount), and the offering, issuance and sale, of any Debt Securities (including, without limitation, any Debt Securities underlying, or issued or sold pursuant to or upon conversion, exchange or exercise of, any agreement) and all supplements to the Prospectus setting forth such terms, and (c) all Debt Securities will be offered, issued and sold in compliance with all applicable laws and the Governing Documents and in accordance with all applicable terms and conditions set forth in the relevant Securities Documents in effect at all relevant times (romanettes (i)(a) through (i)(c) above are referred to collectively herein as the “Corporate Proceedings”); (ii) each Indenture, or form thereof, has been filed as an exhibit to the Registration Statement and has been or will be executed and delivered in substantially the form of such exhibit; (iii) the obligations of each party set forth in each Indenture are and will be its valid and binding obligations, enforceable in accordance with their respective terms; (iv) no Debt Securities will be offered, issued or sold in violation, contravention or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company, or any requirement or restriction imposed by any governmental or regulatory agency, authority or body, or any court; (vi) the statements of fact and representations and warranties set forth in the documents we have reviewed are, and at all relevant times will be, true and correct as to factual matters; (vii) each natural person executing a document will have sufficient legal capacity to do so; (viii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (ix) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Fidelity National Financial, Inc.

May 7, 2026

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.            The Company is validly existing as a corporation and in good standing under the laws of the State of Nevada.

2.            If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Debt Securities, such Debt Securities will be duly authorized.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, restrictions, exceptions and assumptions set forth herein, Weil, Gotshal & Manges LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of any Debt Securities, as filed with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP